UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2020

OCULAR THERAPEUTIX, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-36554	20-5560161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Crosby Drive

Bedford, MA 01730

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 357-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OCUL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 29, 2020, Ocular Therapeutix, Inc. (the “Company”) entered into a license agreement (the “License Agreement”) with AffaMed Therapeutics Limited (“AffaMed”) for the development and commercialization of the Company’s DEXTENZA® product regarding ocular inflammation and pain following cataract surgery and allergic conjunctivitis (collectively, the “DEXTENZA Field”) and for the Company’s OTX-TIC product candidate (collectively with DEXTENZA, the “Licensed Products”) regarding primary open-angle glaucoma and ocular hypertension (collectively, the “TIC Field” and, with the DEXTENZA Field, each a “Field”), in each case in mainland China, Taiwan, Hong Kong, Macau, South Korea, and the countries of the Association of Southeast Asian Nations (collectively, the “Territories”). The Company retains development and commercialization rights for the Licensed Products in the rest of the world.

Under the License Agreement, the Company granted AffaMed (i) a non-exclusive, royalty-free, non-sublicensable license under certain intellectual property rights and know-how of the Company to use the Licensed Products in connection with specified activities in accordance with a development plan agreed between the parties and (ii) an exclusive, royalty-bearing, sublicensable, non-transferable (subject to specified exceptions), license under certain intellectual property rights and know-how of the Company to commercialize the Licensed Products in the applicable Field in the Territories. The Company has further agreed not to, and to cause its affiliates or agents not to, develop or commercialize in the Territories (i) the Licensed Products outside of the applicable Fields and (ii) any other product containing the same active pharmaceutical ingredients as the Licensed Products and administered into the anterior chamber of the eye, in each case without AffaMed’s prior written consent. AffaMed has agreed not to, and to cause its affiliates or agents not to, engage in the development, manufacture, or commercialization of any competing product in the Territories.

Under the terms of the License Agreement, the Company is entitled to upfront payments totaling $12 million. The Company is also eligible to receive up to an additional $91 million in aggregate, inclusive of a low-seven-figure clinical support payment, upon the achievement of certain development and commercial milestones. There can be no guarantee, however, that any of these milestones will be achieved. The Company is also entitled to receive tiered, escalating royalties on the net sales of the Licensed Products ranging from a low-teen to low-twenties percentage. Royalties under the License Agreement are payable on a Licensed Product-by-Licensed Product and jurisdiction-by-jurisdiction basis and are subject to potential reductions in specified circumstances, subject to a specified floor.

Pursuant to the terms of the License Agreement, the Company is generally responsible for expenses related to the development of the Licensed Products in the applicable Fields in the Territories, provided that AffaMed (i) reimburse the Company a low-teen percentage of expenses incurred in connection with certain clinical trials conducted by the Company and designed to support marketing approval of the Licensed Product by the U.S. Food and Drug Administration or the European Medicines Agency (“Global Studies”); (ii) is solely responsible for expenses incurred in connection with territory-specific clinical trials that it conducts in furtherance of the development plan agreed between the parties in the applicable Fields in the Territories (“Local Studies”); and (iii) reimburse the Company in full for expenses incurred in connection with obtaining and maintaining regulatory approvals of the Licensed Products in the applicable Fields in the Territories. In the event AffaMed declines to participate in a Global Study or to conduct a Local Study in any jurisdiction in which the Company determines to conduct such a study, the Company is relieved of its obligation to provide AffaMed clinical data from such study, other than safety data, unless AffaMed subsequently reimburses the Company in the amounts described above plus a prespecified premium.

AffaMed is further obligated, at its sole cost and expense, to use commercially reasonable efforts to commercialize the Licensed Products in the applicable Fields in the Territories. The License Agreement contemplates that the parties negotiate and enter into a future agreement requiring the Company to use commercially reasonable efforts to manufacture and supply finished drug products in sufficient quantity for clinical development and commercialization of the Licensed Products in the applicable Fields in the Territories.

In accordance with its terms, the License Agreement expires upon the expiration of the last royalty term for the last Licensed Product in any applicable Field in the Territories. Either party may, subject to specified cure periods, terminate the License Agreement in the event of the other party’s uncured breach. Either party may also terminate the License Agreement under specified circumstances relating to the other party’s insolvency. During an established period following its change of control or its entry into a global licensing agreement that includes the Territories with a third party, the Company has the option to terminate the License Agreement, subject to a specified notice period and the repayment of any costs and expenses incurred by AffaMed in connection with the License Agreement, including upfront and milestone payments AffaMed has previously paid to the Company, at a prespecified premium. AffaMed has the right to terminate the License Agreement at any time following the completion of a Phase 3 clinical trial to evaluate OTX-TIC.

The foregoing description of certain terms of the License Agreement is qualified in its entirety by reference to the License Agreement that the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCULAR THERAPEUTIX, INC.

Date: October 30, 2020	By:	/s/ Donald Notman
Donald Notman
Chief Financial Officer